UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2017

MICROBOT MEDICAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Recreation Park Drive, Unit 108

Hingham, MA 02043

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02.	Unregistered Sales of Equity Securities.

From August 7, 2017 through September 19, 2017, the holder of the Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of Microbot Medical Inc. (the “Registrant”), converted an aggregate of 2,200 shares of the Preferred Stock for an aggregate of 2,200,000 shares of the Registrant’s common stock. Pursuant to the terms of conversion of the Preferred Stock, each such share is convertible, upon request and for no additional consideration, into 1,000 shares of the common stock of the Registrant. The issuances of the 2,200,000 shares of common stock were exempt from registration under Section 4(a)(2) under the Securities Act of 1933, as amended and the rules promulgated thereunder (the “Securities Act”) as transactions not involving a public offering to a single existing stockholder who is an accredited investor, and/or 3(a)(9) under the Securities Act as the Preferred Stock was exchanged for common stock by an existing security holder and no commission or other remuneration was paid.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2017, the Board of Directors of the Registrant granted to Harel Gadot, the Registrant’s President, Chief Executive Officer and Chairman, options to purchase an aggregate of 1,812,712 shares of the Registrant’s common stock. The grant was made in accordance with the terms of Mr. Gadot’s Employment Agreement with the Registrant, dated November 27, 2016, pursuant to which the Registrant agreed to grant to Mr. Gadot options to purchase a number of shares of common stock equal to 5% of the total issued and outstanding shares of common stock determined as of the closing of the merger between the Registrant (then known as StemCells, Inc.) and Microbot Medical Ltd., an Israeli corporation (the “Merger”).

Of the options granted to Mr. Gadot:

●	options to purchase 1,336,522 shares of common stock have an exercise price of $1.05, a ten year term and vest as follows and in accordance with the terms of the Registrant’s Equity Incentive Plan:

●	on the six month anniversary of the date of grant, the option shall vest and shall become exercisable with respect to 25% of the common stock; and

●	on a quarterly basis over the next 30 months, the option shall vest and become exercisable with respect to the remaining 75% of the common stock.

●	options to purchase 476,190 shares of common stock have an exercise price of $1.05, a ten year term and vest equally on an annual basis over 60 months commencing on the one year anniversary of the date of grant, and in accordance with the terms of the Registrant’s Equity Incentive Plan.

On September 14, 2017, the Board of Directors of the Registrant granted (subject to the below condition) to Hezi Himelfarb, the Registrant’s Chief Operating Officer and General Manager, options to purchase an aggregate of 1,087,627 shares of the Registrant’s common stock. The conditional grant was made in accordance with the terms of Mr. Himelfarb’s Employment Agreement with the Registrant, dated December 5, 2016, pursuant to which the Registrant agreed to grant to Mr. Himelfarb options to purchase a number of shares of common stock equal to 3% of the total issued and outstanding shares of common stock determined as of the closing of the Merger. The grant of the options to Mr. Himelfarb shall be made on, and is conditioned on and subject to, the Israeli Tax Authority’s confirmation of the Registrant’s 2017 Equity Incentive Plan, expected on or about October 14, 2017, and the exercise price per share shall be the closing price of the Registrant’s common stock on the date of grant. The Registrant intends to file an amendment to this Current Report on Form 8-K to disclose the grant date and the exercise price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	Chairman, President and Chief Executive Officer

Date: September 19, 2017